UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

800 Royal Oaks Drive, Suite 210
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Effective March 28, 2018, AeroVironment, Inc. (“AeroVironment”) executed a Lease Agreement (the “Lease”) with Princeton Avenue Holdings, LLC (the “Landlord”) for certain premises consisting of  approximately 94,280 square feet located at 14501 Princeton Avenue, Moorpark, CA 93021, to serve as a new facility for the designing, engineering, testing, and manufacturing of unmanned aircraft systems.  The Lease will commence upon the substantial completion of the Landlord’s work detailed in the Lease and terminates on the last day of the calendar month that is sixty-three months later, unless earlier terminated.  AeroVironment has an option to extend the Lease term for a single thirty-six month period by providing written notice to the Landlord within the period which is 12-18 months prior to the expiration of the term of the Lease.  The base monthly rent during the Lease term will be as follows:

Period	Base Monthly Rent
First 12 Months	$70,710.00
Months 13-24	$72,477.75
Months 25-36	$74,289.69
Months 37-48	$76,146.94
Months 49-60	$78,050.61
Months 61-63	$80,001.87

AeroVironment will also be responsible for its proportionate share of the building’s operating expenses, including property taxes.  During the extension term, the base rent for the first year will be equal to 102.5% of the then current base rent being paid under the Lease, and will increase annually thereafter by 2.5%.

If the Landlord has not delivered access to the warehouse portion of the premises by April 30, 2018, and such delay is not attributable to a force majeure or tenant delay, then AeroVironment may give Landlord notice of its intent to terminate the Lease; provided, however, that if the Landlord delivers access to the warehouse portion of the premises within 30 days after such notice, then AeroVironment’s termination notice shall be deemed null and void and the Lease shall not be terminated.  In addition, AeroVironment has the option to terminate the Lease, effective upon the last day of the thirty-ninth full calendar month of the term, by providing the Landlord with six months’ advance written notice prior to such early termination date.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which will be filed as an exhibit to AeroVironment’s Annual Report on Form 10-K for the year ended April 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: April 3, 2018	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer